EXHIBIT 5
May 8, 2002









Plymouth Rubber Company, Inc.
104 Revere Street
Canton, MA 02021

Ladies and Gentlemen:

We have acted as counsel for Plymouth Rubber Company, Inc, (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the Company's 2002 Stock Incentive Plan (the "Plan") and 300,000 shares of the Company's Class B Common Stock, $1.00 par value ("Class B Common Stock"), reserved by the Company for issuance upon the exercise of options granted under the Plans. In this capacity, and in connection with the opinion hereinafter expressed, we have reviewed the Company's Restated Articles of Organization, its By-Laws, as amended, and other pertinent documents, corporate records and proceedings; and we are familiar with the additional proceedings in connection with the preparation and filing of the Registration Statement.

    Based on the foregoing, and subject to the proposed additional proceedings being taken as now contemplated by us as counsel for the Company, we are of the opinion that:

1. The Company is a corporation duly existing under the laws of the Commonwealth of Massachusetts and in good standing under the corporate laws thereof.

2. The shares covered by the Registration Statement and to be offered and sold pursuant to the Prospectus (as defined in Part I of Form S-8) constitute duly authorized capital stock of the Company, and when issued by the Company in accordance with the Plan and the terms of the grants of options and restricted stock thereunder, will be legally and validly issued, fully paid and nonassessable shares of Class B Common Stock of the Company.


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    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in the Information Statement which constitutes a part of the Prospectus related to the Registration Statement.

                                              Sincerely,

                                              FOLEY, HOAG & ELIOT LLP
                                              By: Paul Bork
                                                 Paul Bork, Esq.
                                                 a Partner



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